UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Medivation, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEDIVATION, INC.

55 HAWTHORNE STREET, SUITE 610

SAN FRANCISCO, CALIFORNIA 94105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 9, 2006

The Annual Meeting of Stockholders of Medivation, Inc. (the “Company”) will be held on June 9, 2006 at 10:00 a.m. Pacific Daylight Time, at 505 Montgomery Street, Suite 2000, San Francisco, California 94111 for the following purposes:

1.	To elect four members to the Board of Directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP, as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2006; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 14, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, or at any adjournments of the Annual Meeting of Stockholders.

In order to ensure your representation at the Annual Meeting of Stockholders, you are requested to submit your proxy by the Internet, by telephone or by signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you attend the Annual Meeting of Stockholders and file with the Corporate Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders.

By Order of the Board of Directors

Medivation, Inc.

Michael W. Hall
Corporate Secretary
San Francisco, California
April 28, 2006

MEDIVATION, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

June 9, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished in connection with the solicitation of proxies in the form enclosed for use at the Annual Meeting of Stockholders of Medivation, Inc. (the “Company”), a Delaware corporation, to be held at 10:00 a.m. Pacific Daylight Time on June 9, 2006 and at any adjournments or postponements thereof for the following purposes:

1.	To elect four members to the Board of Directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP, as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2006; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Annual Meeting of Stockholders will be held at 505 Montgomery Street, Suite 2000, San Francisco, California 94111. This proxy statement and accompanying form of proxy will be mailed to stockholders on or about April 28, 2006.

Solicitation

This solicitation is made on behalf of our Board of Directors. We will bear the costs of preparing and mailing this proxy statement and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to stockholders.

Voting Rights and Outstanding Shares

Only holders of record of our common stock, as of the close of business on April 14, 2006, are entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders. The outstanding common stock of the Company constitutes the only class of our securities entitled to vote at the Annual Meeting of Stockholders. Each holder of common stock shall be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting of Stockholders. At the close of business on April 14, 2006, there were 22,080,653 shares of common stock issued and outstanding.

A quorum of stockholders is necessary to take action at the Annual Meeting of Stockholders. Stockholders representing a majority of the outstanding shares of our common stock present in person or represented by proxy will constitute a quorum. We will appoint election inspectors for the meeting to determine whether or not a quorum is present, and to tabulate votes cast by proxy or in person at the Annual Meeting of Stockholders.

Directors will be elected by a plurality of votes cast that are present in person or represented by proxy. Abstentions, withheld votes and broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting of Stockholders. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. All other proposals require the affirmative vote of a majority of votes present in person or by proxy at the Annual Meeting of Stockholders. Abstentions, therefore, have the same effect as negative votes on such proposals, and broker non-votes are not counted for any purpose in determining whether such proposals have been approved.

We request that you vote your shares by the Internet, by telephone, or by marking the accompanying proxy card to indicate your votes, signing and dating it, and returning it to the Company in the enclosed envelope. If your completed proxy card is received prior to or at the meeting, your shares will be voted in accordance with your voting instructions. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR all matters that are voted upon at the meeting.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing with the Corporate Secretary an instrument revoking it or by submitting prior to the time of the Annual Meeting of Stockholders a duly executed proxy bearing a later date. Stockholders who have voted over the Internet or by telephone or executed and returned a proxy and who then attend the Annual Meeting of Stockholders and desire to vote in person are requested to so notify the Corporate Secretary in writing prior to the time of the Annual Meeting of Stockholders. We request that all such written notices of revocation to the Company be addressed to Corporate Secretary, Medivation, Inc., at the address of our principal executive offices at 55 Hawthorne Street, Suite 610, San Francisco, California 94105. Our telephone number is (415) 543-3470.

Stockholder Proposals to be Presented at the Next Annual Meeting of Stockholders

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit to the Board of Directors proposals to be presented at the 2007 Annual Meeting of Stockholders. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Corporate Secretary at our principal executive offices at the address set forth above no later than December 29, 2006 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such Annual Meeting of Stockholders.

The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Board of Directors is currently comprised of four members. Directors are elected at each Annual Meeting of Stockholders and hold office until their successors are duly elected and qualified at the next Annual Meeting of Stockholders. In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the four nominees designated below to serve until the 2007 Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified. The Board of Directors expects that each of the nominees will be available to serve as a director, but if any such nominee should become unavailable or unwilling to stand for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors.

The following table sets forth certain information concerning the four nominees for directors of the Company as of April 28, 2006.

Name	Age	Director Since	Position
Daniel D. Adams	65	2005	Director
Gregory H. Bailey, M.D.	47	2005	Director
Kim D. Blickenstaff	53	2005	Director
David T. Hung, M.D.	48	2004	President, Chief Executive Officer and Director

Daniel D. Adams. Mr. Adams has served as a member of our Board of Directors of since 2005. Mr. Adams is a member of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee. Mr. Adams has been the President and Chief Executive Officer of Protein Sciences Corporation, a biopharmaceutical service company since 1996. Mr. Adams also was a co-founder and the first CEO of Biogen, and the founder of Advanced Genetic Sciences, Inc., Plant Genetic Systems and Allerx, Inc. Mr. Adams holds a B.A. degree in Chemistry from Cornell University and a J.D. magna cum laude from New York University School of Law.

Gregory H. Bailey, M.D. Dr. Bailey has served as a member of our Board of Directors since 2005. Dr. Bailey has been Managing Director, Investment Banking of MDB Capital Group LLC, an investment banking firm, since 2004. Prior to joining MDB Capital Group LLC, Dr. Bailey was a Life Sciences Analyst at Participating Capital, an investment banking firm, since 1995. Dr. Bailey holds a M.D. degree from the University of Western Ontario.

Kim D. Blickenstaff. Mr. Blickenstaff has served as a member of our Board of Directors since 2005. Mr. Blickenstaff is a member of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee. Mr. Blickenstaff has been the President and Chief Executive Officer and a director of Biosite Incorporated, a provider of medical diagnostics, since April 1988. Mr. Blickenstaff is a director of DexCom, Inc. and is also a director of several privately held medical products companies. Prior to joining Biosite, he held various positions in finance, operations, research management, sales management, strategic planning, and marketing with Baxter Travenol, National Health Laboratories and Hybritech Incorporated. Mr. Blickenstaff received a B.A. from Loyola Marymount College and an M.B.A. from the Graduate School of Business, Loyola University, Chicago.

David T. Hung, M.D. Dr. Hung became our President and Chief Executive Officer, and a member of our Board of Directors, in connection with the acquisition of our subsidiary, Medivation Neurology, Inc. (MNI), on December 17, 2004. Dr. Hung also has served as the President and Chief Executive Officer, and member of the Board of Directors, of MNI since its inception in September 2003. From 1998 until 2001, Dr. Hung was employed by ProDuct Health, Inc., a privately held medical device company, as Chief Scientific Officer (1998-1999) and as President and Chief Executive Officer (1999-2001). ProDuct Health, Inc. raised total venture financing of approximately $42 million in three rounds, the first of which closed in 1998. In 2001, ProDuct Health, Inc. was acquired by Cytyc Corporation for $167 million, after having used approximately $22 million in cash to develop its products. Dr. Hung served as a consultant to Cytyc Corporation from 2001 until 2002 to assist with transitional matters related to Cytyc Corporation’s acquisition of ProDuct Health, Inc. Dr. Hung received an M.D. from the University of California, San Francisco, School of Medicine, and an A.B. in Biology from Harvard College.

All directors will hold office until our next Annual Meeting of Stockholders or until their successors have been duly elected or qualified. There are no family relationships between any of our directors or executive officers.

Board of Directors and Committees of the Board

During 2005, the Board of Directors held a total of eight meetings. All directors attended at least 75% of the total number of Board of Directors meetings and meetings of Board of Directors committees on which the director served during the time he served on the Board of Directors or committees. The Board of Directors has determined that each of the following directors is an “independent director” as such term is defined by the American Stock Exchange: Daniel Adams and Kim Blickenstaff.

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is composed entirely of independent directors in accordance with current American Stock Exchange listing standards. Furthermore, each member of our Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the Securities and Exchange Commission (the “SEC”). The Board of Directors has further determined that Messrs. Adams and Blickenstaff are “Audit Committee Financial Experts,” as such term is defined in Item 401(e) of Regulation S-B promulgated by the SEC, by virtue of their relevant experiences listed in their biographical summaries provided above in the section entitled “Proposal 1—Election of Directors.” Current committee charters are available on our website at http://www.medivation.com.

Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee is responsible for reviewing the work of our internal accounting and audit processes and independent auditors. The Audit Committee has the sole authority for the appointment, compensation and oversight of our independent auditors and approval of any significant non-audit relationship with the independent auditors. The Audit Committee is also responsible for preparing the report required by the rules of the SEC to be included in our annual proxy statement. During 2005, the Audit Committee held three meetings. The Audit Committee is comprised of Directors Adams and Blickenstaff. The Audit Committee is established in accordance with section 3(a)(58)(A) of the Exchange Act.

Compensation Committee. The Compensation Committee is responsible for approving our goals and objectives relevant to compensation, staying informed as to market levels of compensation and, based on evaluations submitted by management, recommending to our Board of Directors compensation levels and systems for the Board of Directors and our officers that correspond to our goals and objectives. The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in our proxy statement. During 2005, the Compensation Committee held no meetings. The Compensation Committee is comprised of Directors Adams and Blickenstaff.

Nominating and Corporate Governance Committee . The Nominating and Corporate Governance Committee is responsible for recommending to our Board of Directors individuals to be nominated as directors and committee members. This includes evaluation of new candidates as well as evaluation of current directors.

This committee is also responsible for developing and recommending to the Board of Directors our corporate governance guidelines, as well as reviewing and recommending revisions to the guidelines on a regular basis. The Nominating and Corporate Governance Committee was established in 2006, and thus held no meetings in 2005. The Nominating and Corporate Governance Committee is comprised of Directors Adams and Blickenstaff.

Stockholder Recommendations and Communication with the Board of Directors

Stockholders may recommend any person as a nominee for director by writing to the Corporate Secretary at the Company’s address above. The recommendations must be received at the Company not later than the 120 calendar days before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s Annual Meeting of Stockholders and must be accompanied by the following information:

•	name and address of the nominating stockholder;

•	a representation that the nominating stockholder is a record holder;

•	a representation that the nominating stockholder intends to appear in person or by proxy at the Annual Meeting of Stockholders to nominate the person or persons specified;

•	information regarding each nominee that would be required to be included in a proxy statement;

•	a description of any arrangements or understandings between the nominating stockholder and the nominee; and

•	the consent of each nominee to serve as a director, if elected.

The director qualifications developed to date focus on what the Board of Directors believes to be essential competencies to effectively serve on the Board of Directors. The Board of Directors may consider the following criteria in recommending candidates for election to the Board of Directors:

•	experience in corporate governance, such as an officer or former officer of a publicly held company;

•	experience in the Company’s industry;

•	experience as a board member of another publicly held company; and

•	academic expertise in an area of the Company’s operations.

Prior to each Annual Meeting of Stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board of Directors, the Board of Directors will consider incumbent Board of Directors members and other well-qualified individuals as potential director nominees. The Board of Directors will determine whether to retain an executive search firm to identify Board of Directors candidates, and if so, will identify the search firm and approve the search firm’s fees and other retention terms and will specify for the search firm the criteria to use in identifying potential candidates, consistent with the director qualification criteria described above. The Board of Directors will review each potential candidate. Management may assist the Board of Directors in the review process at the direction of the Board of Directors. The Board of Directors will select the candidate or candidates it believes are the most qualified to recommend to the stockholders as a director nominee. Candidates recommended by a stockholder are evaluated in the same manner as candidates identified by a Board of Directors member.

Each of the nominees for election as director at the 2006 Annual Meeting of Stockholders is recommended by the Board of Directors. Daniel Adams was recommended for nomination by a third party search firm prior to the 2005 Annual Meeting of Stockholders. The Company paid a fee to such third party search firm to assist in identifying and evaluating potential nominees.

Stockholders may send correspondence to the Board of Directors or any individual member of the Board of Directors, c/o the Corporate Secretary at our principal executive offices at the address set forth above. The

Corporate Secretary will review all correspondence addressed to the Board of Directors, or any individual Board of Directors member, for any inappropriate correspondence and correspondence more suitably directed to management. However, the Corporate Secretary will summarize all correspondence not forwarded to the Board of Directors and make the correspondence available to the Board of Directors for its review at the request of the Board of Directors. The Corporate Secretary will forward stockholder communications to the Board of Directors prior to the next regularly scheduled meeting of the Board of Directors following the receipt of the communication.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged to attend in person the Annual Meeting of Stockholders. One director attended the Annual Meeting of Stockholders in 2005.

Director Compensation

Our directors who are employed by the Company receive no additional compensation for their services as directors. Each of our non-employee directors who is not affiliated with a significant stockholder received a one time grant of options to purchase 101,900 shares of our common stock at the fair market value of the time of the grant under our Amended and Restated 2004 Equity Incentive Plan. Each of our non-employee directors who upon joining the Board of Directors was affiliated with a significant stockholder received a one time grant of options to purchase 50,950 shares of our common stock at the fair market value of the time of the grant under our Amended and Restated 2004 Equity Incentive Plan. Such options are subject to a four-year vesting schedule. We reimburse all of our directors for their out-of-pocket expenses.

Required Vote

The affirmative votes of the holders of a majority of the common stock of the Company entitled to vote at the Annual Meeting of Stockholders shall be required for the election of the foregoing four nominees.

The foregoing four nominees receiving the highest number of such affirmative votes shall be elected as directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE FOREGOING FOUR NOMINEES LISTED ABOVE.

EXECUTIVE OFFICERS

The names, ages and certain other information concerning the following individuals as of April 26, 2006 is set forth below (unless provided elsewhere in this Proxy Statement):

•	our Chief Executive Officer, or any person acting in a similar capacity, during the fiscal year ended December 31, 2005; and

•	our most highly compensated executive officers, other than the foregoing Chief Executive Officer, who served as an executive officer of the Company as of December 31, 2005 (who we sometimes refer to herein as the “named executive officers”).

Name	Age	Title
David T. Hung, M.D.	48	President, Chief Executive Officer, Director
C. Patrick Machado	42	Senior Vice President, Chief Financial Officer
Lynn Seely, M.D.	47	Chief Medical Officer

C. Patrick Machado. Mr. Machado became our Senior Vice President and Chief Financial Officer in connection with the acquisition of our subsidiary, Medivation Neurology, Inc. (MNI), on December 17, 2004. Mr. Machado also has served as the Senior Vice President and Chief Financial Officer, and member of the Board of Directors, of MNI since its inception in September 2003. From 1998 until 2001, Mr. Machado was employed by ProDuct Health, Inc., a privately held medical device company, as Vice President, Chief Financial Officer and General Counsel (1998-2000) and as Senior Vice President and Chief Financial Officer (2000-2001). From 2001 until 2002, Mr. Machado served as a consultant to Cytyc Corporation to assist with transitional matters related to Cytyc Corporation’s acquisition of ProDuct Health, Inc. Mr. Machado received a J.D. from Harvard Law School and a B.A. and B.S. in German and Economics, respectively, from Santa Clara University.

Lynn Seely, M.D. Dr. Seely joined as our Chief Medical Officer in May 2005. From 2002 to 2005, Dr. Seely served as Vice President of Clinical Development at Corgentech, Inc., a biomedical company. From 1996 through 2000, Dr. Seely served as an Associate Director of Clinical Development at Chiron Corporation, a biotechnology company. Dr. Seely served as Vice President of Clinical Development at ProDuct Health, Inc., a privately held medical device company, from 2000 to 2001. Dr. Seely subsequently served as Vice President of Clinical Development for Cytyc Health Corporation, a medical device company and subsidiary of Cytyc Corporation, a medical device company, from 2001 to 2002, where she assisted with transitional matters related to Cytyc Corporation’s acquisition of ProDuct Health, Inc. Dr. Seely received an M.D. from the University of Oklahoma College of Medicine and completed her residency in internal medicine at Yale-New Haven Hospital.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain summary compensation for the periods indicated with respect to our named executive officers as of December 31, 2005.

Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/SARs	LTIP Payouts	All Other Compensation
David T. Hung, M.D. (1) President, Chief Executive Officer, Director	2005 2004 2003	$278,750 248,625 49,583	— —	— —	— —	— —	— —	— —

C. Patrick Machado (1) Senior Vice President, Chief Financial Officer	2005 2004 2003	$242,500 190,125 37,917	— —	— —	— —	— —	— —	— —

Lynn Seely, M.D. (2) Chief Medical Officer	2005 2004 2003	$176,375 — —	— —	— —	— —	360,000 — —	— —	— —

(1)	Compensation data presented with respect to Dr. Hung and Mr. Machado for the fiscal years ended December 31, 2003 and 2004 reflect: (1) payments by Medivation Neurology, Inc. made to them in their respective capacities as employees of Medivation Neurology, Inc. until December 17, 2004; and (2) payments by us made to them in their respective capacities as our employees during the period beginning December 18, 2004, and ending December 31, 2004.

(2)	Dr. Seely joined Medivation as its Chief Medical Officer in May 2005.

Option/SAR Grants in Last Fiscal Year

Individual Grants

Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
Lynn Seely, M.D.	360,000	81%	$3.60/Share	March 15, 2015

EQUITY COMPENSATION PLANS

The following table sets forth certain information concerning shares of our common stock issuable and available for issuance under our stockholder approved and non-stockholder approved equity compensation plans, in each case as of December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	1,550,200	(1)	$2.50	1,431,820
Equity compensation plans not approved by stockholders	—		—	—
Total	1,550,200		$2.50	1,431,820

(1)	213,661 of these shares are issuable upon exercise of options granted by Medivation Neurology, Inc. and assumed by the Company in the December 17, 2004 merger in which Medivation Neurology, Inc. became our subsidiary. The exercise price of these assumed options is $0.02 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All transactions described in this section have been and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties, and have been and will continue to be approved by a majority of our independent, disinterested, outside directors.

The December 2004 Merger and Financing Transactions

On December 17, 2004, we entered into an agreement and plan of merger by and among us, Medivation Acquisition Corp. and Medivation Neurology, Inc., providing for the merger of Medivation Acquisition Corp. with and into Medivation Neurology, Inc. and pursuant to which Medivation Neurology, Inc. became our subsidiary. Pursuant to the merger agreement, the outstanding shares of common stock of Medivation Neurology, Inc. were converted into an aggregate of 6,638,490 shares of our common stock. In addition, in connection with the December 2004 merger and financing transactions, we sold an aggregate of 7,741,935 shares of common stock in a private placement to certain accredited investors at a price of $1.55 per share.

MDB Capital Group LLC Services

MDB Capital Group LLC served as a placement agent in the December 2004 financing. As compensation for these services, MDB Capital Group LLC and certain of its affiliates received an aggregate of 572,878 shares of common stock and warrants to purchase an aggregate of 572,878 shares of common stock at an exercise price of $1.55 per share. The compensation of MDB Capital Group LLC was negotiated on an arm’s length basis between MDB Capital Group LLC and management of Medivation Neurology, Inc. Dr. Bailey, a current member of our board of directors, is an employee of MDB Capital Group LLC.

Registration Rights Agreements

On December 22, 2005, we entered into a Settlement Agreement and Release of All Claims with each of the following investors: Promed Partners L.P., Promed Offshore Fund II, Ltd., Promed Partners II, L.P., Promed Offshore Fund, Ltd., Special Situations Funds III, L.P., Special Situations Cayman Fund, L.P. and Special Situations Private Equity Fund, L.P. These settlement agreements provided for the payment by us of an aggregate of $1,337,930.75 in exchange for the release of any and all claims arising out of the fact that a registration statement with respect to the shares of our common stock held by these investors was not declared effective pursuant to registration rights agreements, dated December 17, 2004, between us and these investors.

The registrations rights agreements were entered into by and among us and the parties named below:

David T. Hung, M.D.	Edward Negley
C. Patrick Machado	Steven O’Kuhn
Selena Pharmaceuticals, Inc.	ProMed Offshore Fund II, Ltd.
Joseph F. Barletta	ProMed Offshore Fund, Ltd.
Steven R. Becker	ProMed Partners II, LP
John Braniff	ProMed Partners LP
Bushido Capital Master Fund, LP	Arthur Shartsis
Cimarron Overseas Equity Master Fund LP	Silicon Prairie Partners, LP
R. L. Clarkson	Special Situations Cayman Fund, L.P.
Richard D. Clarkson	Special Situations Fund III, L.P.
Richard L. Clarkson,	Special Situations Private Equity Fund, L.P.
f/b/o Lucille S. Ball	Jeff & Jean Stroud, JTWROS
Edgewater Ventures	James Patrick Tierney
Robert Charles Friese	Topix, Inc.
Gamma Opportunity Capital Partners, LP	Trust Under Will of A. Wilfred May,
Joseph J. Grano, Jr.	dated November 11, 1969

Joel T. Leonard Trust,	John A. Raiser Irrevocable Trust,
dated October 25, 1994	dated March 2, 1988
Maurice Micek,	Shon Kwong & Laura Micek
custodian for Andrew Micek UGMA NE	Lewin Investments LLC
Maurice Micek,	D. Clay & Elissa McCollor
custodian for Benjamin Micek UGMA NE	MDB Capital Group LLC
Greg J. Micek,	TTC Private Equity Partners LLC
guardian for Alexandria L. Micek	Cedric Vanzura
Greg J. Micek,	Walker Smith Capital (QP), LP
guardian for Gregory J. Micek, Jr.	Walker Smith Capital, LP
John Micek,	Walker Smith International Fund, Ltd
custodian for Gabriel Micek UTMA CA	Melvyn Weiss
John Micek,	WS Opportunity Fund (QP), LP
custodian for Jordan Micek UTMA CA	WS Opportunity Fund International Ltd.
John Micek,	WS Opportunity Fund, LP
custodian for Peter Micek UTMA CA	Steven L. Zelinger
John Micek III	Dara BioSciences, Inc.
Maurice Micek	Anthony DiGiandomenico

Voting Agreements

In connection with the December 2004 merger and financing transactions, each of the persons holding shares of common stock of Medivation Neurology, Inc. immediately prior to the effective time of the merger and each person who purchased shares in the financing, entered into voting agreements which provide for the agreement by such persons to vote any shares of common stock or other voting securities of the company owned by such persons in favor of: (a) an amendment to the amended and restated certificate of incorporation of the company resulting in an increase in the number of shares of authorized common stock, from 10,000,000 shares of authorized common stock to at least 25,000,000 shares of authorized common stock; (b) the election to the board of directors of the company the following individuals: (i) Mr. Steve Gorlin; (ii) David T. Hung, M.D.; (iii) one nominee acting as the representative of the individuals who held shares of common stock of Medivation Neurology, Inc. immediately prior to the effective time of the merger; and (iv) two nominees acting as representatives of MDB Capital Group LLC; and (c) a change of the name of the company. The shares covered by the voting agreements were voted in accordance with those agreements at our annual meeting of stockholders on May 20, 2005, after which time the voting agreements had no further effect.

Acquisition of Selena Pharmaceuticals, Inc. Patent Rights

On October 10, 2003, Medivation Neurology, Inc. purchased from Selena Pharmaceuticals, Inc. certain patent rights, including issued patents in the U.S. and Europe, claiming the use of Dimebon and related compounds to treat neurodegenerative diseases. The purchase price for such rights consisted of $25,000 in cash and 900,000 shares of common stock of Medivation Neurology, Inc., which were converted into 2,212,830 shares of our common stock in the December 2004 merger. The purchase agreement with respect to the acquisition of such rights, among other things, requires us to make certain milestone payments to the inventors of the patent rights upon the occurrence of stated events, and to pay the inventors royalties on the sale of products covered by such purchased rights.

Transactions with Dr. Hung

On November 16, 2004, Dr. Hung, our President and Chief Executive Officer and a member of our board of directors, entered into an agreement with Medivation Neurology, Inc. pursuant to which Dr. Hung guaranteed, in an amount not to exceed $78,000, the performance by Medivation Neurology, Inc. of its contractual obligation to pay certain professional fees incurred by Medivation Neurology, Inc. in connection with the December 2004 merger and financing transactions. In return for such guarantee, Medivation Neurology, Inc. issued warrants to Dr. Hung. We assumed these warrants in connection with the December 2004 merger, and they became exercisable to purchase 10,065 shares of our common stock at an exercise price of $1.55 per share.

Transactions with Mr. Grano

Convertible Bridge Notes and Warrants

Prior to its merger with Medivation, on June 8, August 1, and September 1, 2004, Medivation Neurology, Inc. issued and sold to Joseph J. Grano, Jr. convertible bridge notes with attached warrants. The aggregate principal amount of all such convertible bridge notes was $600,000, and each accrued interest at the rate of 4.5% per annum. As of December 17, 2004, the aggregate principal balance, plus accrued interest, remaining outstanding on the convertible bridge notes was $610,775. We assumed this liability in the December 2004 merger, and it was converted in the December 2004 financing into shares of our common stock at a price of $1.55 per share. In connection with the December 2004 merger, we also assumed the warrants issued to Mr. Grano in connection with the convertible bridge notes, and converted them into warrants exercisable for an aggregate of 77,419 shares of our common stock at an exercise price of $1.55 per share.

Consulting Agreement

In addition, pursuant to a July 2004 Consulting Agreement, Medivation Neurology, Inc. issued options to Mr. Grano in July and December 2004. We assumed these options in the December 2004 merger, and they became exercisable to purchase an aggregate of 549,500 shares of our common stock at a weighted average exercise price of $0.96 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 26, 2006, for:

•	each director and each nominee to become a director;

•	each of our named executive officers;

•	all of our directors, nominees and named executive officers as a group; and

•	each person who we know beneficially owns more than 5% of our common stock.

Beneficial ownership data in the table below has been calculated based on SEC rules requiring that all equity securities exercisable for or convertible into shares of our common stock within 60 days of April 26, 2006, shall be deemed to be outstanding for the purpose of computing the percentage of ownership of any person holding such exercisable or convertible equity securities, but shall not be deemed to be outstanding for computing the percentage of ownership of any other person.

Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all capital stock shown to be held by that person. The address of each named executive officer and director, unless indicated otherwise by footnote, is c/o Medivation, Inc., 55 Hawthorne Street, Suite 610, San Francisco, California 94105.

	Shares Beneficially Owned
	Number	Percent
Named Executive Officers and Directors:

David T. Hung, M.D. (1)	1,745,776	7.90%
Gregory Bailey, M.D. (2)	559,966	2.51
C. Patrick Machado (3)	496,123	2.25
Lynn Seely, M.D. (4)	360,000	1.60
Daniel Adams (5)	101,900	*
Kim D. Blickenstaff (6)	101,900	*
All named executive officers, directors and nominees as a group (six persons) (1 – 6)	3,365,665	14.68

5% Stockholders: (7)

Entities affiliated with Austin Marxe and David Greenhouse (8)	3,580,645	16.22
Selena Pharmaceuticals, Inc. (9)	2,212,830	10.02
Joseph J. Grano, Jr. (10)	1,329,033	5.85

*	Represents beneficial ownership of less than 1%.

(1)	Consists of 1,649,651 shares of common stock held by Dr. Hung; 86,060 shares of common stock held by The Hung Shaber Family 2004 Irrevocable Trust; and 10,065 shares of common stock issuable upon exercise of warrants exercisable within 60 days.

(2)	Consists of 80,000 shares of common stock held by Topix, Inc.; 214,508 shares of common stock held by 703149 Ontario, Inc. and 214,508 shares of common stock issuable upon exercise of warrants held by 703149 Ontario, Inc. and exercisable within 60 days; and 50,950 shares of common stock issuable upon exercise of options held by Dr. Bailey and exercisable within 60 days. The address for Dr. Bailey is c/o MDB Capital Group LLC, 401 Wilshire Boulevard, Suite 1020, Santa Monica, California 90401.

(3)	Consists of 493,284 shares of common stock and 2,839 shares of common stock issuable upon exercise of warrants exercisable within 60 days.

(4)	Consists of 360,000 shares of common stock issuable upon exercise of options exercisable within 60 days.

(5)	Consists of 101,900 shares of common stock issuable upon exercise of options exercisable within 60 days.

(6)	Consists of 101,900 shares of common stock issuable upon exercise of options exercisable within 60 days.

(7)	The information in the following table is based solely on information contained in Schedules 13D/13G filed with the Securities and Exchange Commission.

(8)	Consists of 422,581 shares of common stock owned by Special Situations Cayman Fund, L.P., 1,257,515 shares of common stock owned by Special Situations Fund III QP, L.P., 110,227 shares of common stock owned by Special Situations Fund III, L.P., 1,540,322 shares of common stock owned by Special Situations Private Equity Fund, L.P., and 250,000 shares of common stock owned by Special Situations Life Sciences Fund, L.P. Austin W. Marxe and David M. Greenhouse are the controlling principals of AWM Investment Company, Inc., the general partner of and investment adviser to Special Situations Cayman Fund, L.P. AWM Investment Company, Inc. also serves as the general partner of MGP Advisers Limited Partnership, the general partner of and investment adviser to Special Situations Fund III, L.P. and Special Situations Fund III, QP, L.P. Messrs. Marxe and Greenhouse are members of MG Advisers L.L.C., the general partner of and investment adviser to Special Situations Private Equity Fund, L.P. Messrs. Marxe and Greenhouse are members of LS Advisers L.L.C., the general partner of and investment adviser to Special Situations Life Sciences Fund, L.P. Through their control of MGP Advisors Limited Partnership, AWM Investment Company, Inc., MG Advisers, L.L.C. and LS Advisers L.L.C., Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above. The address for Messrs. Marxe and Greenhouse is 527 Madison Avenue, Suite 2600, New York, New York 10022.

(9)	Selena Pharmaceuticals, Inc. has sole voting and investment control over the shares. Sergey Sablin, Elena Sablin, Michael Weiner and Eugene Somoza are members of the board of directors of Selena Pharmaceuticals, Inc. The address for Selena Pharmaceuticals is 167 Skyview Way, San Francisco, California 94131.

(10)	Consists of 702,114 shares of common stock; 549,500 shares of common stock issuable upon exercise of options exercisable within 60 days, and 77,419 shares of common stock issuable upon exercise of warrants exercisable within 60 days. Mr. Grano is a consultant to the Company. The address for Mr. Grano is c/o Centurion Holdings LLC, 1185 Avenue of the Americas, Suite 2250, New York, New York 10036.

PROPOSAL 2

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed Singer Lewak Greenbaum & Goldstein LLP (SLGG) as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2006. Representatives of SLGG will attend the Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

	2005	2004
Audit fees (1)	$190,904	$57,000
Audit-related fees (2)	—	—
Tax fees (3)	—	2,696
All other fees (4)	—	—

Total	$190,904	$59,696

(1)	Represents the aggregate fees billed for the audit of the Company’s financial statements, review of the financial statements included in the Company’s quarterly reports and services in connection with the statutory and regulatory filings or engagements for those fiscal years, including review of registration statements and preparation of a comfort letter.

(2)	Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit fees.”

(3)	Represents the aggregate fees billed for tax compliance, advice and planning. These services include preparation of state franchise tax returns.

(4)	Represents the aggregate fees billed for all products and services provided that are not included under “Audit fees,” “Audit-related fees” or “Tax fees”.

Pre-Approval Policies

Before an independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Board of Directors shall pre-approve the engagement. Board of Directors pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Board of Directors regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Board of Directors is informed of each service provided and such policies and procedures do not include delegation of the Board of Directors’ responsibilities under the Exchange Act to the Company’s management. The Board of Directors may delegate to one or more designated members of the Board of Directors the authority to grant pre-approvals, provided such approvals are presented to the Board of Directors at a subsequent meeting. If the Board of Directors elects to establish pre-approval policies and procedures regarding non-audit services, the Board of Directors must be informed of each non-audit service provided by the independent auditor. Board of Directors pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

Required Vote

The affirmative votes of the holders of a majority of the common stock of the Company present at the Annual Meeting of Stockholders shall be required to ratify the selection of SLGG.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the Exchange Act were complied with during the year ended December 31, 2005, with the exception of the following: one late Form 3 filing for each of Messrs. Adams, Bailey, Blickenstaff and Gorlin; one late Form 4 filing for each of Mr. Gorlin and Selena Pharmaceuticals, Inc.; two late Form 4 filings for each of Messrs. Hung and Machado. Each late filing was filed with respect to a single transaction.

The following Report of the Audit Committee is not considered proxy solicitation material and is not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of the Company’s filings made under the Securities Act or the Exchange Act that might incorporate filings made by the Company under those statutes, the Report of the Audit Committee shall not be incorporated by reference into any prior filings or into any future filings made by the Company under those statutes.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has furnished this report concerning the independent audit of the Company’s financial statements.

The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2005, with the Company’s management and Singer Lewak Greenbaum & Goldstein LLP (SLGG), the Company’s independent registered public accounting firm. In addition, the members of the Audit Committee have discussed with SLGG, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. Members of the Audit Committee also discussed with SLGG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications)). The Audit Committee also received the written disclosures and the letter from SLGG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and members of the Audit Committee discussed the independence of SLGG with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The Audit Committee also recommended, subject to stockholder approval, the selection of SLGG as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

April 24, 2006

DANIEL D. ADAMS
KIM D. BLICKENSTAFF

OTHER MATTERS

We are not aware of any matters that may come before the meeting other than those referred to in the Notice of Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting of Stockholders, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Our Annual Report for the fiscal year ended December 31, 2005 has been mailed with this proxy statement.

By Order of the Board of Directors

Medivation, Inc.

Michael W. Hall
Corporate Secretary
San Francisco, California
April 28, 2006

Proxy—MEDIVATION, INC.

PROXY FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF MEDIVATION, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2006 Annual Meeting of Stockholders to be held June 9, 2006 and the proxy statement, and appoints C. Patrick Machado and David T. Hung, M.D., and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Medivation, Inc. (the “Company”) held by the undersigned on April 14, 2006 that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders to be held on June 9, 2006 at 10:00 a.m. Pacific Daylight Time, and at any adjournment(s) or postponement(s) thereof in the manner set forth on the reverse side.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy card will be voted FOR election of the nominees listed in item 1, and FOR proposals 2 through 3.

(Continued and to be voted on the reverse side)

THANK YOU FOR VOTING

ANNUAL MEETING OF STOCKHOLDERS

MEDIVATION, INC.

PROXY CARD

A. Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

		For	Withheld
01 –	Daniel D. Adams	☐	☐

02 –	Gregory H. Bailey, M.D.	☐	☐

03 –	Kim D. Blickenstaff	☐	☐

04 –	David T. Hung, M.D.	☐	☐

B. Proposals

The Board of Directors recommends a vote FOR the following proposals:

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP, as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2006.	☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.	☐	☐	☐

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. C

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1–Please keep signature within box	Signature 2–Please keep signature within box	Date (mm/dd/yyyy)
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